Exhibit 10.4.1

EIGHTH AMENDMENT TO LEASE

This Eighth Amendment to Lease (hereinafter “Eighth Amendment”) is entered into as of the          day of                          2015 (hereinafter “Effective Date”), by and between PARADIGM RESOURCES, L.C., a Utah limited liability company (hereinafter “Landlord”), and Q THERAPEUTICS, INC., a Delaware corporation (hereinafter “Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease dated January 30, 2004 (hereinafter “Lease”), pursuant to which Landlord leased to Tenant that certain premises designated as Suite 102, consisting of approximately 5,357 square feet, situated at 615 Arapeen Drive in Salt Lake City, Utah (hereinafter “Leased Premises”);

WHEREAS, on or about June 3, 2005, Landlord and Tenant entered into a Lease Extension and Modification Agreement;

WHEREAS, on or about April 1, 2006, Landlord received letter notification of Tenant’s desire to exercise its right to extend the Lease;

WHEREAS, on or about April 1, 2007, Landlord and Tenant entered into a Third Lease Extension and Modification Agreement;

WHEREAS, on or about April 1, 2008, Landlord and Tenant entered into a Fourth Lease Extension and Modification Agreement;

WHEREAS, on or about April 1, 2009, Landlord and Tenant entered into a Fifth Lease Extension and Modification Agreement;

WHEREAS, on or about April 1, 2011, Landlord and Tenant entered into a Sixth Lease Extension and Modification Agreement;

WHEREAS, on or about May 9, 2014, Landlord and Tenant entered into a Seventh Lease Extension and Modification Agreement;

WHEREAS, the Rental Term is set to expire of its own terms on March 31, 2015;

WHEREAS, Landlord and Tenant desire to extend the Rental Term for an additional one (1) year period; and

WHEREAS, Landlord and Tenant desire to modify the Lease as follows:

AGREEMENT

NOW, THEREFORE, in consideration and furtherance of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to the following terms and conditions:

1.	The Rental Term shall be extended for an additional one (1) year period commencing April 1, 2015 and ending March 31, 2016 (hereinafter “Eighth Extension Term”).

2.	Base Monthly Rent during the Eighth Extension Term shall be as follows:

Commencing April 1, 2015 and continuing through March 31, 2016, the Annual Base Monthly Rent shall be One Hundred Eighteen Thousand Five Hundred Forty-Two and 48/100 Dollars ($118,542.48) payable in equal consecutive monthly installments of Nine Thousand Eight Hundred Seventy-Eight and 54/100 Dollars ($9,878.54).

3.	Tenant shall continue to make its monthly deposit towards its pro-rata share of real estate tax expense, Landlord’s fire and casualty insurance and Operating Expenses for the Leased Premises, which is currently estimated to be Three Thousand Eight Hundred Eighty-Seven and 18/100 Dollars ($3,887.18) per month.

4.	RIGHT OF FIRST OFFER: From the Effective Date of this Eighth Amendment, subject to other tenant’s currently existing rights, Tenant shall have an ongoing right of first offer to lease space anywhere within the Building when such applicable space becomes available for lease as provided herein (hereinafter “First Offer Space”). For purposes hereof, the First Offer Space (or any applicable portion thereof) shall become available for lease by Tenant immediately prior to the first time after the date hereof that Landlord intends to submit to a third party a bona fide proposal or letter of intent to lease such First Offer Space (or such applicable portion thereof). Landlord shall give Tenant written notice that the First Offer Space (or such applicable portion thereof) will or has become available for lease by Tenant. Tenant shall have five (5) business days to exercise its option to lease the First Offer Space by delivering to Landlord written notice of its intent to do so. Failure of Tenant to timely deliver written notice shall be deemed a refusal by Tenant.

In the event Tenant exercises its option to lease the First Officer Space, Landlord and Tenant shall endeavor to execute within thirty (30) days thereafter an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth by Landlord in its offer to Tenant to lease such First Offer Space.

5.	Except as specifically modified, altered, or changed by this Eighth Amendment; the Lease and any amendments or extensions shall remain unchanged and in full force and effect throughout the Eighth Extension Term. Capitalized terms used in this Eighth Amendment that are not defined herein shall have the meanings ascribed to them in the Lease.

[Signature Pages to Follow]

IN WITNESS THEREOF, the parties hereto have executed this Eighth Amendment as of the date and year first above written.

LANDLORD:	PARADIGM RESOURCES, L.C., a Utah limited liability company

	BY:	WOODBURY CORPORATION, a Utah corporation, Its Manager

By:
O. Randall Woodbury, President

By:
Jeffrey K. Woodbury, Vice President

	BY:	TACHUS, INC., a Utah corporation, Its Manager

By:
Don R. Brown, President

TENANT:	Q THERAPEUTICS, INC., a Delaware corporation

By:
Steven J. Borst, Vice President, Finance

ACKNOWLEDGMENT OF LANDLORD

STATE OF UTAH COUNTY OF SALT LAKE	) : ss. )

On the          day of                          2015, personally appeared O. RANDALL WOODBURY and JEFFREY K. WOODBURY, to me personally known, who being by me duly sworn did say that they are the President and Vice President of WOODBURY CORPORATION, a Utah corporation, which is a Manager of PARADIGM RESOURCES, L.C., the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said company therein named, and acknowledged to me that such company executed the within instrument pursuant to its Operating Agreement.

Notary Public

STATE OF UTAH COUNTY OF SALT LAKE	) : ss. )

On the          day of                          2015, personally appeared DON R. BROWN, to me personally known, who being by me duly sworn did say that he is the President of TACHUS, INC., a Utah corporation, which is a Manager of PARADIGM RESOURCES, L.C., the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said company therein named, and acknowledged to me that such company executed the within instrument pursuant to its Operating Agreement.

Notary Public

ACKNOWLEDGMENT OF TENANT

STATE OF UTAH COUNTY OF SALT LAKE	) : ss. )

On the          day of                          2015, before me personally appeared STEVEN J. BORST, to me personally known to be the VICE PRESIDENT, FINANCE of Q THERAPEUTICS, INC., a Delaware corporation, the corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

Notary Public